Exhibit 99.1
Business and Financial Update May 3, 2007

Safe Harbor Statement The information contained herein is as of the date of this presentation. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as "anticipate," "believe," "expect," "projected" and "goals" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This presentation contains forward-looking statements about DTE Energy's financial results and estimates of future prospects, and actual results may differ materially. Factors that may impact forward-looking statements include, but are not limited to: the higher price of oil and its impact on the value of production tax credits, or the potential requirement to refund proceeds received from synfuel partners; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws and regulations, and the cost of remediation and compliance; nuclear regulations and operations associated with nuclear facilities; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations including any associated impact on rate structures; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; uncollectible accounts receivable; binding arbitration, litigation and related appeals; changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company and timing, terms and proceeds from any asset sale or monetization. This presentation should also be read in conjunction with the "Forward-Looking Statements" section in each of DTE Energy's, MichCon's and Detroit Edison's 2006 Form 10-K (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy, MichCon and Detroit Edison.

Participants Dave Meador, Executive Vice President and CFO Peter Oleksiak, VP and Controller Nick Khouri, VP and Treasurer Lisa Muschong, Director of Investor Relations

Business Update 1st Quarter 2007 Earnings Results Cash Flow and Capital Expenditures Summary

Business Update Utility growth plan on track Filed Detroit Edison rate case Cost reduction program and capital projects are on schedule Non-utility restructuring plan proceeding extremely well Repurchased additional ~1 million shares of common stock in Q1 2007 All projects are on track Maintaining 2007 operating earnings guidance of $2.60 to $2.80* per diluted share excluding synfuels and non-utility restructuring impacts * Reconciliation to GAAP reported earnings included in the appendix

Detroit Edison Rate Case Filing Straightforward case Projected cost reductions allowed us to cut our rate request almost in half $123M request is a 2.9% average rate increase Expect final decision in 12 months

DTE Energy's Non-Utility Restructuring Proceeding Extremely Well Key Components of Non-Utility Restructuring: Restructure peakers Explore sale of portion of unconventional gas reserves Explore sale of partnership interest in and recapitalization of Power & Industrial business Explore strategic options for Energy Trading Non-Utility restructuring should better align the business with shareholder interests by reducing earnings volatility, providing more transparent valuation and directly driving shareholder value through the repurchase of parent company equity and debt Potential Proceeds $50M-150M $250M-1B $400M-600M We are fully committed to this plan. Executive incentives are aligned with restructuring proceeds and timing Based upon the strong investor interest to date, we are confident that the previously disclosed $800 million of expected after-tax proceeds is very conservative We remain committed to applying the proceeds to buy back stock and debt

Business Update 1st Quarter 2007 Earnings Results Cash Flow and Capital Expenditures Summary

First Quarter Earnings Summary Continued solid overall utility results Detroit Edison results impacted by higher storm expense and the temporary rate reduction from the show cause settlement, partially offset by lower Electric Choice volumes MichCon earned higher margins due to colder weather and utility gas storage Non-Utility results Power & Industrial results driven by restructuring efforts and strong performance in renewable and industrial projects Energy Trading earnings impacted by mark-to-market unfavorability

Q1 2007 Operating Earnings Operating Earnings per Share* Detroit Edison $0.27 Unconventional Gas Production $0.01 Non-Utility $0.32 Coal & Gas Midstream $0.07 Corporate & Other ($0.10) MichCon** $0.36 $0.85 Power and Industrial Projects $0.02 * Reconciliation to GAAP reported earnings included in the appendix ** Includes Citizens Gas Utility *** Q1 2007 average shares outstanding - 177,047,474 Synthetic Fuels $0.21 $0.64 excluding Synthetic Fuels Energy Trading $0.01

DTE Energy Operating Earnings Variance 2005 excl synfuel DECO MichCOn coal UGP pip ET Synfuels 171 149 149 164 165 166 155 150 149 22 16 1 1 15 26 4 1 149 Operating Earnings Variance* ($ millions) Q1 2006 Operating Earnings Detroit Edison MichCon Power & Industrial Projects Unconventional Gas Production Q1 2007 Operating Earnings Coal & Gas Midstream * Reconciliation to GAAP reported earnings included in the appendix Synfuel Energy Trading $171 $149 ($19) $14 $15 $1 ($1) ($27) ($4) ($1) Corporate & Other

Weather Detroit Edison Operating Earnings Variance Operating Earnings Variance* ($ millions) * Reconciliation to GAAP reported earnings included in the appendix 2005 Gross Margin Amort Periodic Spend Nu Decom Foundation 2006 66 54 54 55 55 50 48 48 12 9 8 5 10 2 Q1 2006 Operating Earnings Temporary Rate Reduction Electric Choice $9 ($3) ($8) ($12) Q1 2007 Operating Earnings Volumes ($10) Temporary rate reduction from show cause settlement Lower Electric Choice volumes driven by higher market prices 1,363 GWh in 1Q06 518 GWh in 1Q07 Colder weather in 1Q07 Increased storm expense due to January ice storm Increased depreciation due to higher depreciable asset base Storm Expense $67 $48 $5 Depreciation/Other Earnings Drivers

2005 Weather Sales Volume Rate Case Storage 2006 48 48 58 60 60 63 10 5 3 3 MichCon Operating Earnings Variance Operating Earnings Variance* ($ millions) O&M/Other Weather $10 * Reconciliation to GAAP reported earnings included in the appendix Storage Revenue Conservation Q1 2006 Operating Earnings Q1 2007 Operating Earnings $48 $62 Colder weather 3,217 heating degree days in 2007 (normal 3,291) 2,851 heating degree days in 2006 Increased utility storage capacity Increased conservation $5 ($3) $2 Earnings Drivers

Non-Utility Operating Earnings Results Operating Earnings* ($ millions) * Reconciliation to GAAP reported earnings included in the appendix Increased Power & Industrial earnings driven by restructuring efforts and strong performance in renewable and industrial projects Energy Trading impacted by flowback of timing losses from 2005 in Q1 2006 and MTM impacts Earnings Drivers

2007 Segment Earnings Guidance Operating Earnings* (2007 guidance excludes non-utility restructuring impacts) ($ millions) 2007 Guidance * Reconciliation to GAAP reported earnings included in the appendix 2007 earnings guidance remains unchanged and is not inclusive of any impacts from the non-utility restructuring We will update guidance as we announce non-utility restructuring transactions

Business Update 1st Quarter 2007 Earnings Results Cash Flow and Capital Expenditures Summary

Underlying cash flow continues to improve 1st quarter adjusted cash from operations up nearly 8% from the previous year Including capital, dividends, and asset sales, net cash reached a positive $272M for the first quarter Q1 adjusted cash from operations has increased substantially since 2003 1Q 2007 Cash Flow DTE Energy Cash Flow ($ millions) * Accounted for as 'investing activity' on statement of cash flows Q1 2006 Q1 2007 2003 2004 2005 2006 2007 East 157 306 476 685 737 West North DTE Energy Q1 Adjusted Cash From Operations** ($ millions) $157 $306 $476 $685 $737 ** Reconciliation to GAAP reported cash flow included in the appendix

1Q 2007 Capital Expenditures

DTE Energy

DTE Energy Capital Expenditures

($ millions)

	Q1 2006	Q1 2007
Detroit Edison		
Operational	$175	$148
Environmental	35	68
DTE2/Other	35	37
	$245	$253
MichCon		
Operational	$19	$36
Major Projects	-	16
	$19	$52
Non-Utility		
Coal & Gas Midstream	$29	$17
Unconventional Gas Production	39	40
Power & Industrial Projects	36	13
Energy Trading	-	1
	$104	$71
Total	$368	$376

- Utility capital spending is increasing
  - Detroit Edison environmental spending increased to $68M for the quarter, up from $35M last year
  - MichCon spending is up from $19M last year to $52M in 2007, led by expansion of the distribution system
- Looking forward, utility capital will be driven by:
  - At Detroit Edison, compliance with the Clean Air Act will drive approximately $800M in environmental expenditures between 2007-2010
  - MichCon spending will concentrate on expanding distribution and storage capacity, including: $75M on distribution expansion in western Michigan, ~$75M on gas storage expansion, and a $40M investment in the Panhandle pipeline connection by 2008

18

Business Update 1st Quarter 2007 Earnings Results Cash Flow and Capital Expenditures Summary

DTE Energy's Investment Thesis DTE Energy plans to create significant value for shareholders over the next five years The utilities are positioned to grow earnings 5-6% per year while driving a customer focused investment program Non-Utility restructuring should better align the company with shareholder interests by reducing earnings volatility and providing more transparent valuation - and should directly drive shareholder value through the repurchase of parent company equity and debt The balance sheet is stable and we have sufficient flexibility to execute our plan The dividend yield is attractive and as the payout ratio decreases, we are open to considering additional dividend increases

Upcoming Investor Events DTE Energy's Annual Meeting of Shareholders begins at 10 a.m. (EST) today webcast at www.dteenergy.com/investors EEI Financial Conference, May 22-23 in New York City DTE Energy Investor Relations www.dteenergy.com/investors 313-235-8030

Appendix

Rate Case Filings Filed rate case April 13, 2007 Pre-hearing conference to set schedule for case is June 7 Anticipate rates will be effective mid-2008 Elements of filing: 2006 test year plus "known and measurable" changes 2008 revenue deficiency of $123M, which would increase rates by 2.9% on average $3.5 billion equity base, 50/50 debt/equity Requesting ROE of 11.25% (currently 11%) Seeking modifications to existing Choice Incentive Mechanism (CIM) which includes eliminating existing cap on recovery of lost revenue Proposing emission allowance pre- purchase plan Detroit Edison MichCon Considering a rate case in 2007, which would result in rates being effective year-end 2008 Base gas sales and increased storage utilization proceedings ongoing Expected elements of filing: 2006 test year plus "known and measurable" changes Revenue decoupling, which would allow for more aggressive conservation programs Full and timely recovery of capital investments

2007E DTE Energy Cash Flow (2007 guidance excludes non-utility restructuring impacts) Strong Cash Flow Expected to Continue ($ millions) * Accounted for as 'investing activity' on statement of cash flows 2006 Does not include $800M of expected proceeds from non-utility restructuring 2006 cash from operations helped by increased GCR collections at MichCon resulting from high under collections in 2005 Expected higher synfuel production payment in 2007 due to full year of production Key Factors Impacting 2007 Guidance * Reconciliation to GAAP reported cash flow included in the appendix

Increasing Investment in our Businesses DTE Energy Capital Expenditures (2007 guidance excludes non-utility restructuring impacts) 2006 2007E ($ millions)

Synfuels Expected to Produce $0.9-1.0B in Cash in 2007-2009 2007 2008 2009 Total 475 475 800 325 100 900 2007E 2008E 2009E Total Expected Synfuel Cash Flow* - Minimum 2007-2009 ($ millions) ~$475 ~$300 ~$125 ~$900 Due to additional hedging and lower oil prices, we anticipate a minimum of $900M with possible upside to $1.0B from 2007-2009 Synfuel cash expected to be roughly evenly split between use of tax benefits and partner payments / oil hedge proceeds Hedging of net operating losses enables full production in 2007 (~21 million tons) * Assumes ~21 million tons of production in 2007; monetization may shift timing of cash flow

Leverage* * Excludes securitization debt and MichCon short-term borrowing **2007 assumes midpoint of applicable estimates Funds from Operations / Debt* Key Balance Sheet / Cash Metrics 12/31/2005 12/31/2006 12/31/07E 0.521 0.534 0.533 Leverage and FFO/Debt are within range to maintain current credit ratings Asset impairments in 2006 and increased debt levels tied to increased environmental spending and pension contributions, drove lower FFO/Debt ratio for 2006 Restructuring efforts that reduce non-utility risk will pave the way for a business risk improvement, which would relax credit metric targets Solid liquidity position $2.1 billion of credit facilities ~$1.0 billion current excess liquidity 12/31/2005 12/31/2006 12/31/07E 0.226 0.195 0.223 12/31/05 12/31/06 12/31/07E 52.1% 53.4% 53.3% 12/31/05 12/31/06 12/31/07E** 22.6% 19.5% 22.3%

Synfuel Operating Earnings* * Reconciliation to GAAP reported earnings included in this appendix ($ millions, after-tax)

Reconciliation of Q1 2007 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation of Q1 2007 Reported to Operating Earnings per Share Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliation of Q1 2006 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

Reconciliations of Synfuel Reported to Operating Earnings and 2007 Reported to Operating Earnings Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides 2007 guidance for operating earnings. It is likely that certain items that impact the company's 2007 reported results will be excluded from operating results. A reconciliation to the comparable 2007 reported earnings/net income guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. Reconciliation of 2007 Reported Earnings to Operating Earnings

Reconciliations of Cash From Operations to Adjusted Cash from Operations * accounted for in the investing activities section of the statement of cash flows Adjusted Cash From Operations Use of Adjusted Cash From Operations - DTE Energy management believes that adjusted cash from operations provide a more meaningful representation of the company's cash from ongoing operations and uses adjusted cash from operations as a primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses adjusted cash from operations to measure performance against budget and to report to the Board of Directors.